Exhibit 99.1

Axsome Therapeutics Expands Loan Agreement with Silicon Valley Bank Providing Additional Growth Capital Related to AXS-12 Product Candidate

NEW YORK, November 27, 2018 (Globe Newswire) — Axsome Therapeutics, Inc. (NASDAQ: AXSM), a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders, announced that its existing term loan facility agreement with Silicon Valley Bank (SVB) has been amended to provide an additional $4 million growth capital loan, related to Axsome’s narcolepsy clinical program with AXS-12. This additional capital is available to be drawn, at Axsome’s option, subject to the achievement of positive results from the Company’s upcoming Phase 2 trial of AXS-12 in narcolepsy sufficient to proceed to a Phase 3 trial. The financial terms for this additional growth capital are more favorable than those of the original term loan. All other terms and conditions from the original term loan agreement remain in place.

“This amendment comes at a relevant time as we prepare to launch our planned Phase 2 trial of AXS-12 in narcolepsy,” said Herriot Tabuteau, MD, Chief Executive Officer of Axsome. “Should the results from our Phase 2 trial be positive, this optional funding mechanism provides us with flexibility to quickly proceed to the next stages of our clinical development plan for AXS-12.”

The additional $4 million growth capital loan must be drawn by May 31, 2019 and will bear interest at an annual rate equal to the greater of the prime rate plus 2.00%, or 7.25%, if drawn. Axsome issued warrants to purchase 63,000 shares of Axsome common stock concurrent with the signing of this amendment, of which 15,750 are earned immediately. The warrants to purchase the remaining 47,250 shares of Axsome common stock will be earned upon the funding of the additional growth capital loan. Additional details of the loan amendment will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K.

About Axsome Therapeutics, Inc.

Axsome Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders for which there are limited treatment options. Axsome’s core CNS product candidate portfolio includes four clinical-stage candidates, AXS-05, AXS-07, AXS-09, and AXS-12. AXS-05 is currently in a Phase 3 trial in treatment resistant depression (TRD), a Phase 2/3 trial in agitation associated with Alzheimer’s disease (AD), a Phase 2 trial in Major Depressive Disorder (MDD), and a Phase 2 trial in smoking cessation. AXS-07 is being developed for the acute treatment of migraine. AXS-12 is being developed for the treatment of the symptoms of narcolepsy. The Axsome Pain and Primary Care business unit (Axsome PPC) houses Axsome’s pain and primary care assets, including AXS-02 and AX-06, and intellectual property which covers these and related product candidates and molecules being developed by Axsome and others. AXS-02 is being developed for osteoporosis, the pain of knee osteoarthritis, and chronic low back pain. AXS-06 is being developed for osteoarthritis and rheumatoid arthritis. AXS-02, AXS-05, AXS-06, AXS-07, AXS-09, and AXS-12 are investigational drug products not approved by the FDA. For more information, please visit the Company’s website at axsome.com. The Company may occasionally disseminate material, nonpublic information on the company website.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for its current product candidates, including statements regarding the timing of initiation, interim analyses and completion of the trials, futility analyses and receipt of interim results, which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; the Company’s ability to fund additional clinical trials to continue the advancement of its product candidates; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, its product candidates; the Company’s expected cash runway; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Axsome Contact:

Mark Jacobson
Senior Vice President, Operations
Axsome Therapeutics, Inc.
25 Broadway, 9th Floor
New York, NY 10004
Tel: 212-332-3243
Email: mjacobson@axsome.com

www.axsome.com